Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL PRESIDENT AND CEO GLEN MESSINA APPOINTED AS BOARD CHAIR

Phyllis Caldwell to Remain on the Board; Kevin Stein to Assume the Role of Lead Independent Director

West Palm Beach, FL – (January 23, 2023) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced that its Board of Directors (the “Board”) has unanimously elected Glen A. Messina as Chair of the Board, effective January 23, 2023. Mr. Messina will continue to serve as President and Chief Executive Officer of Ocwen, a position he has held, along with serving on the Board as a director, since October 2018.

Mr. Messina succeeds Phyllis R. Caldwell, who has successfully served as Chair since March 2016 and as a director since January 2015. Ms. Caldwell will remain on the Board as an independent director and intends to stand for re-election at the next Annual meeting.

In accordance with the Company’s Corporate Governance Guidelines and to provide effective oversight and independence of the Board, the Board appointed Kevin Stein as Lead Independent Director. Mr. Stein has served as an independent director on Ocwen’s Board since February 2019.

The Board has determined that combining the Chair of the Board and Chief Executive Officer positions, along with appointing a Lead Independent Director, is the appropriate structure for the Company at this time and helps provide strong and consistent leadership for the management team and its Board. The Board believes that Mr. Messina’s knowledge and background with the Company, deep industry experience, demonstrated leadership capability and track record of delivering results benefits Ocwen’s shareholders, customers and employees and uniquely positions him to lead the Board and continue to oversee the Company’s strategic initiatives.

“I am honored to have served as Chair over the past seven years and in particular during a pivotal time in Ocwen’s history as we transformed the Company into a balanced and diversified mortgage business with an unwavering focus on operational execution and the customer,” said Phyllis R. Caldwell, Chair of the Board of Directors. “My decision to step down as Chair follows ongoing discussion with the Board focused on balancing the needs of maintaining continuity and succession planning. Glen has developed a tremendous track record at Ocwen and our decision to have him assume the role of Chair reflects the confidence and trust we have in him, as well as the entire Executive Leadership Team. We are fortunate to have someone with his level of institutional and industry knowledge assume the role. I look forward to continuing to work alongside Glen and the entire Board of Directors to continue building on our successes and maximizing value for our shareholders.”

Caldwell continued, “I want to congratulate Kevin on his new role as Lead Independent Director. Kevin’s track record as a Board member and his extensive background in mortgage and investment banking make him the ideal person to serve in this role. I am confident he will continue doing an outstanding job supporting and overseeing the strategic vision of the Company, while providing effective oversight and leadership to the Board.”

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“On behalf of the Board of Directors, I would like to thank Phyllis for her many contributions and dedication to the Company as Board Chair. Ocwen has benefited tremendously from her deep expertise, decisive leadership, integrity and passion for what we do, and I am grateful she will continue serving on our Board,” said Mr. Messina. “I look forward to continuing to work with our highly skilled and dedicated Board to execute on our strategic priorities. I believe the strength of our balanced and diversified business model, focus on cost leadership, quality and breadth of capabilities and our talented global team position us well to perform through market cycles and deliver value to our shareholders, customers and employees.”

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the expected future contributions of our Chief Executive Officer and Board of Directors to our organization and our ability to execute on business priorities, deliver financial outcomes, and create shareholder value.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Dico Akseraylian

T: (856) 917-0066

E: mediarelations@ocwen.com

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